UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2022

Crescent Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Credit Agreement

On September 23, 2022, Crescent Energy Finance LLC, a Delaware limited liability company (“Crescent Finance”) and wholly owned subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company”) entered into that certain Fourth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended the Company’s existing Credit Agreement, dated as of May 6, 2021 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2021, the Second Amendment to Credit Agreement, dated as of March 30, 2022, and the Third Amendment to Credit Agreement, dated as of March 30, 2022, and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Crescent Finance, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time. Among other things, the Credit Agreement Amendment included an increase in the borrowing base from $1.8 billion to $2.0 billion and maintained the elected commitments at $1.3 billion. The Credit Agreement Amendment also extended the maturity date to September 23, 2027 from May 6, 2025 and reduced the applicable margin by 0.50%, so that loans under the Credit Agreement will be priced based on SOFR plus 2.35% to 3.35% or an adjusted base rate plus 1.25% to 2.25%, in each case, based on utilization of the credit facility.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 Entry Into a Material Agreement — Amendment to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 26, 2022, the Company issued a press release announcing the Credit Agreement Amendment. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

10.1*	Fourth Amendment to Credit Agreement, dated as of September 23, 2022, among Crescent Energy Finance LLC, certain subsidiaries of Crescent Energy Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

99.1	Press release, dated September 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

September 29, 2022	By:	/s/ Bo Shi
	Name:	Bo Shi
	Title:	General Counsel